Exhibit 10.25
MICROSOFT OPERATIONS DIGITAL DISTRIBUTION AGREEMENT
Certain confidential information contained in this document, marked by asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.
AGREEMENT SUMMARY AND SIGNATURE PAGE
This Microsoft Operations Digital Distribution Agreement (“Agreement”) is entered into between:
Microsoft Corporation
     A corporation organized under the laws of the State of Washington, U.S.A. (“Microsoft”)
AND
Digital River, Inc.
     A company organized under the laws of the State of Delaware, U.S.A. (“Company”)

Effective and Expiration Dates:	This Agreement commences on September 1, 2006 (the “Effective Date”) and, unless terminated earlier, expires on August 31, 2009 (the “Expiration Date”).

Purpose and Scope:	This Agreement establishes the terms and conditions under which Company shall perform certain E-Commerce Activities for Microsoft, including, distribution, fulfillment and delivery functions related to digital distribution of Microsoft Products.
This Agreement consists of the following:
•	This Agreement Summary and Signature Page

•	The Contact and Notices Information Page

•	The General Terms and Conditions

•	Inventory Management Terms and Conditions

•	Policies and procedures referenced and incorporated into this Agreement

•	The Following Exhibits:
•	Exhibit A: Vendor Administrative Guidelines (“VAG”)

•	Exhibit B: Non-Disclosure Agreement (Dated October 12, 2001)

•	Exhibit C: Microsoft Supply Chain Security Policies and Requirements (Version 4)

•	Exhibit D: Template — Affiliate Agreement

•	Exhibit E: Microsoft Release Services Manager Site License Agreement
Microsoft and Company enter into this Agreement by signing below.

MICROSOFT CORPORATION		DIGITAL RIVER, INC.

Signature:		Signature:

	Print Name:		Print Name:

	Title:		Title:

	Date:		Date:

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

MICROSOFT OPERATIONS DIGITAL DISTRIBUTION AGREEMENT
CONTACT AND NOTICES INFORMATION PAGE
Address for Notices. The parties must send legal notices, including notices relating to a breach or termination of this Agreement or a waiver of any right or obligation in this Agreement, to the address indicated in the Legal Notice Contact Information table below. Each party must notify the other in writing of any changes to the Legal Notice Contact Information. The parties must send any other communication required by this Agreement to the applicable business contact indicated in the Business Contact Information table below.
Legal Notice Contact Information

Microsoft	Company

Street Address, City, State, Country, Zip Code, Facsimile:	Street Address, City, State, Country, Zip Code:
[*]	[*]

Notices Contact(s):	Notices Contact(s):

With Copy To:	With Copy To:
[*]	[*]
Notices must be in writing. Notices shall be deemed given on the day deposited in the mail (postage prepaid, certified or registered, return receipt requested) or sent by recognized national or international air express courier with charges prepaid.

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

GENERAL TERMS AND CONDITIONS
     1. Certain Definitions. As used in this Agreement, the terms below have the following meanings.
          (a) “Affiliate” means, with respect to an entity, any person or entity that directly or indirectly controls, is controlled by, or is under common control with that entity. For purposes of this definition, to “control” means (i) to have the right to control, through the ownership of or contractual right to vote securities or through other means, the election of directors of a corporation, or (ii) to own a majority of the voting power or the beneficial interests in income and capital of an entity other than a corporation.
          (b) “Agreement” means (i) the Agreement Summary and Signature Page, (ii) the Contact and Notices Information Page, (iii) these General Terms and Conditions, (iv) any additional terms and conditions, Exhibits and SOWs attached to this Agreement, and (v) any policies or procedures referenced in this Agreement.
          (c) “Authorized Party” means a third party designated by Microsoft in a SOW or other writing: (i) from whom Company may acquire services or Inventory; (ii) to whom Company may provide services or Inventory; or (iii) for whom Company may manage or handle Inventory.
          (d) “Customer” means an End-User or Authorized Party to whom Company is permitted to deliver Inventory or disburses rebates or refunds, or from whom Company is permitted to receive Inventory returns, orders for Inventory, requests for Inventory returns or funds, as specified in this Agreement.
          (e) “Deliverables” means all Intellectual Property or other work product expressly requested by Microsoft, paid for directly or indirectly by Microsoft and developed by Company for Microsoft under a SOW.
          (f) “E-Commerce Activities” means any services specified under a SOW, which may include: (i) Inventory manufacturing, assembly, replication, repair, refurbishment, delivery, returns and warehousing; (ii) Customer service activities related to handling Inventory orders, processing payments, rebates, Product identification keys or codes; and/or (iii) the resale of Products and upgrades and the performance of order transaction and digital download and fulfillment functionalities.
          (g) “Facility” means the premises that are (i) controlled by Company (or, where approved in accordance with this Agreement, by Company’s Subcontractor) and (ii) expressly designated in an applicable SOW as an approved location at which E-Commerce Activities may be performed.
          (h) “Including” means including without limitation.
          (i) “Insolvent” means the condition of a party’s debts exceeding the fair value of its assets; or, when a party has incurred debts beyond that party’s ability to pay the debts as they mature; or, when a party is engaged in a business or transaction for which the party has unreasonably small capital.
          (j) “Intellectual Property” means all intellectual property rights throughout the world, whether existing under statute or at common law or equity, now or hereafter in force or recognized, including: (a) copyrights, trade secrets, trademarks and servicemarks, patents, inventions, designs, logos and trade dress, “moral rights,” mask works, publicity rights, and privacy rights; and (b) any application or right to apply for any of the rights referred to in clause (a), and all renewals, extensions and restorations.
          (k) “Inventory” means any tangible or intangible item containing or covered by Microsoft Intellectual Property that is manufactured, assembled, replicated, delivered, distributed, stored or handled, whether physically or digitally, by Company under this Agreement, whether complete or a work-in-progress. For the sake of clarity, Inventory might, in some but not necessarily all cases, consist of Products or components of Products.
          (l) “Materials” means tangible and intangible items provided by Microsoft, or by an Authorized Party on behalf of Microsoft, to Company for use in performing the E-Commerce Activities (e.g., software, materials associated with a Product, kits, equipment, data from the Microsoft designated Product support service database, Product application notes, tools, etc.). For the sake of clarity, “Materials” shall not include any Products obtained by Company outside of this Agreement, such as Products licensed to Company under a Microsoft volume license agreement or obtained by Company through the retailer.

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

          (m) “Personal Information” means information provided by Microsoft or collected by Company in connection with this Agreement that identifies or can be used to identify, contact, or locate the person to whom such information pertains. Personal Information includes: name, address, phone number, fax number, email address, social security number or other government-issued identifier, and credit card information. Additionally, to the extent any other information (including a personal profile, unique identifier, biometric information, and/or IP address) is associated or combined with Personal Information, then that information is also Personal Information.
          (n) “Product” means any product, service, subscription or other item typically sold or licensed either directly or indirectly by Microsoft to its end-users, whether tangible or intangible, with respect to which E-Commerce Activities may be provided under this Agreement (e.g., Microsoft-branded or Microsoft proprietary software or hardware).
          (o) “SOW” means a services order referring expressly to this Agreement, signed by authorized representatives of both parties and describing Services to be performed and any associated additional terms and conditions.
          (p) “Subcontractor” means a third party to whom Company delegates specified obligations that Company would otherwise be required to perform under this Agreement. For the sake of clarity, Microsoft Affiliates or Authorized Parties from whom Company is directed or permitted to acquire materials or obtain services in connection with its performance of the E-Commerce Activities are not intended to fall within the definition of a Subcontractor as that term is used in this Agreement.
          (q) “VAG” means the Microsoft Vendor Administrative Guidelines.
          (r) “Company IP” means Company pre-existing or independently developed proprietary tools, processes or Intellectual Property.
     2. E-Commerce Activities.
          (a) Performance of E-Commerce Activities; Compliance with Laws. Company shall perform the E-Commerce Activities in compliance with this Agreement, all Microsoft policies and procedures referenced in this Agreement, and each applicable SOW. When performing the E-Commerce Activities, Company shall comply with all applicable local, state and federal laws regulations and ordinances. Company shall, at its own expense, obtain and maintain any approvals, permits, licenses, filings or registrations necessary and related to the performance of the E-Commerce Activities.
          (b) No Exclusivity; No Minimum Commitments. This Agreement does not grant the Company an exclusive right to provide Microsoft any of the E-Commerce Activities or Inventory which Microsoft may require from Company. Microsoft may contract with third parties for the procurement of comparable or similar E-Commerce Activities or Inventory. Microsoft makes no representation or commitment that the scope or level of services or other terms and conditions for any one vendor will be the same as or similar to any other Microsoft vendor. Company is entering into this Agreement without any expectations of any such similar treatment. Nothing in this Agreement shall be construed as creating a minimum commitment for business on the part of Microsoft to Company.
          (c) E-Commerce Activities to Microsoft or Authorized Parties. Microsoft may exercise its rights under this Agreement directly and/or indirectly through Authorized Parties designated by Microsoft in the applicable SOW. Microsoft shall have the right to update the list of Authorized Parties who may engage the Company under this Section 2(c) from time to time. Authorized Parties are not authorized to act on behalf of Microsoft except as expressly provided in this Agreement, or otherwise expressly authorized by Microsoft in the SOW or in writing. Company agrees to extend all rights and privileges under this Agreement to those Authorized Parties, including pricing, when those Authorized Parties are acting indirectly on behalf of Microsoft, provided, however, that such Authorized Parties will not be considered third-party beneficiaries of this Agreement and will have no right to enforce any of the terms hereof.
          (d) Restrictions on the Scope of E-Commerce Activities.
               (i) Company shall perform the E-Commerce Activities only at the Facilities approved in each applicable SOW, and shall not move or consolidate E-Commerce Activities among or between Facilities without Microsoft’s written permission.

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

               (ii) Company shall only provide the E-Commerce Activities to Microsoft, or to Authorized Parties located in the geographical territories designated in an applicable SOW. The foregoing will not be deemed to limit Company’s right to provide products or services (other than the E-Commerce Activity) to any other party.
               (iii) If the E-Commerce Activities are being provided with respect to particular Products, Company shall perform the E-Commerce Activities only with respect to those Products as designated by Microsoft in the applicable SOW.
          (e) Company’s Personnel, Subcontractors and Affiliates.
               (i) Appointment of Account Manager. Company shall appoint one or more individuals to serve as account manager(s) for the E-Commerce Activities. These individuals are listed in the Contact and Notices Information Page. Account managers shall ensure timely and accurate communication between the parties. Company may change account managers on a ten (10) day prior written notice to the corresponding Microsoft business contacts listed on the Contact and Notices Information Page.
               (ii) Selection, Training and Removal of Personnel. Company shall be solely responsible, at its cost, for recruiting, selecting and training its personnel for the performance of the E-Commerce Activities. If training requirements are identified in the applicable SOW, Company shall ensure that the necessary personnel are given the training in a timely manner. Company shall use persons qualified to perform the E-Commerce Activities. Company will not be entitled to charge Fees (as defined in Section 3) for E-Commerce Activities performed by personnel who have not completed training requirements specified in an applicable SOW. At Microsoft’s good faith request and for any business reason, Company shall promptly remove or replace any individual performing E-Commerce Activities. Company shall be responsible for the acts and omissions of its employees.
               (iii) Use of Subcontractors. Company may subcontract the performance of any E-Commerce Activities to any Subcontractor only with the prior written approval of the applicable Microsoft Business Contact or as expressly designated in an applicable SOW. If Microsoft approves the use of a Subcontractor, the following requirements shall apply:
                    (A) Company shall guarantee the Subcontractor’s fulfillment of applicable Company obligations under this Agreement;
                    (B) Company shall require each Subcontractor to consent in writing to any relevant terms, conditions and policies set forth in this Agreement (including confidentiality obligations, obligations with respect to Personal Information, security requirements, insurance requirements, Microsoft’s right to conduct audits, and requirements regarding record-keeping and reporting) and to acknowledge in writing that Microsoft is an intended third-party beneficiary of those terms and conditions.
                    (C) Company shall make all payments to Subcontractor.
                    (D) If Company fails to pay a Subcontractor, Microsoft shall have the right (but not the obligation) to pay such Subcontractor and to offset any amounts due to Company with amounts paid to the Subcontractor, unless Company provides assurances reasonably acceptable to Microsoft that the non-payment will not adversely affect or encumber any E-Commerce Activities, Inventory or Materials.
                    (E) [*]
                    (F) If E-Commerce Activities are being performed in the United States, use commercially reasonable efforts to ensure that, of the total amount paid by Company to non-Affiliate Subcontractors operating in the United States to provide E-Commerce Activities under each SOW, Company spends at least five percent (5%) with Minority Owned and Operated Businesses and at least five percent (5%) with Women Owned and Operated Businesses. For purposes of this subsection: “Minority-Owned and Operated Businesses” means businesses which are at least fifty-one percent (51%) owned by a Minority Person or Persons or, in the case of any publicly owned business, at least fifty-one percent (51%) of the stock of which is owned by a Minority Person or Persons, and whose management and daily business operations are controlled by one or more of the same Minority Person or Persons having ownership interest. “Minority Person or Persons” means one or more individuals who is/are USA citizens residing in the United States and is/are either African-American/Black, Hispanic, Asian-American/Pacific Islander (including native Hawaiians), Asian Indian, and/or Native American/American Indian (enrolled in a federally recognized tribe). “Women-Owned and Operated Businesses” means businesses which are at

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

least fifty-one percent (51%) owned by one or more women residing in the United States, or, in the case of any publicly owned business, at least fifty-one percent (51%) of the stock of which is owned by one or more women residing in the United States, and whose management and daily business operations are controlled by one or more of the same women having ownership interest.
               (iv)  Use of Company Affiliates. Company may use its Affiliates to perform certain E-Commerce Activities under this Agreement only with the prior written approval of the applicable Microsoft account manager or as expressly designated in an applicable SOW, provided that:
                    (A) the Company Affiliate agrees to the same obligations, limitations and restrictions imposed on Company under this Agreement;
                    (B) the Company Affiliate executes an Affiliate Agreement with Microsoft in a form substantially similar to the one attached hereto as Exhibit D; and
                    (C) Company guarantees its Affiliates’ fulfillment of the applicable obligations imposed on Company under this Agreement.
          (f) Company’s Technology.
               (i) Selection and Compatibility of Technology. Except for Materials provided to Company or when otherwise provided in the applicable SOW, Company shall, at its own costs, provide all equipment, technology, and infrastructure for performing the E-Commerce Activities. Company shall ensure that these items are compatible with Microsoft equipment, technology and infrastructure as necessary to perform the E-Commerce Activities.
               (ii) [*]
               (iii) Avoidance of Illicit Code. Company shall not introduce any computer virus or other illicit code into any Accessible System, Inventory, Materials or Deliverables, or into any Company IP or other Intellectual Property that is licensed to Microsoft by Company under this Agreement, if any.
               (iv) Use of Microsoft Technology. When performing the E-Commerce Activities, where a suitable Microsoft product or technology platform exists, Company shall use commercially reasonable efforts to utilize such Microsoft product or technology platform, but shall have no obligation to replace any existing non-Microsoft product or technology platform as a result of this subsection.
               (v) Independent Audit. Company shall have security assessments and audits conducted by an independent security auditor no less than twice a year and shall make the findings of such audits and assessments available to Microsoft upon request.
          (g) Company’s Duty of Ongoing Improvement and to Apply Best Practices. Company shall pursue commercially reasonable opportunities to reduce fees and costs associated with the performance of the E-Commerce Activities, and to improve performance, without compromising the quality of the E-Commerce Activities, Deliverables or Inventory.
          (h) Performance Review. At the frequency specified in each applicable SOW, and at other times that Microsoft requests, Company and Microsoft shall meet to review Company’s performance and discuss issues related to the E-Commerce Activities, including Company’s compliance with the performance standards described in the applicable SOW and this Agreement.
          (i) Company’s Duty to Cooperate in Fraud-Prevention Efforts. Company shall have commercially reasonable processes and procedures in place in order to prevent any occurrence of fraud with regard to the E-Commerce Activities. If reasonably requested by Microsoft, Company must work with Microsoft to develop an internal investigation team to detect, investigate and prevent fraud related to the E-Commerce Activities. Company shall also cooperate with Microsoft in the investigation of counterfeit, pirated or illegal software and report to Microsoft, as soon as possible after it comes to Company’s notice, any suspected counterfeiting, piracy or other infringement of any Microsoft Intellectual Property. In addition, Company shall not:
               (i) engage in or fail to report fraud or infringement relating to Microsoft Intellectual Property in any form;

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

               (ii) knowingly use or manufacture counterfeit, pirated or illegal software;
               (iii) knowingly engage in the warehousing, distribution, supply or transfer of counterfeit, pirated or illegal software; and
               (iv) knowingly supply any Product or Inventory to any person known to be engaged or have engaged in the use, manufacturing, distribution or other supply or transfer of counterfeit, pirated or illegal software.
          (j) Company’s Use of Microsoft Facilities. Company shall not use Microsoft facilities other than as expressly authorized by a SOW. While on Microsoft’s premises, Company shall comply with Microsoft’s then-current physical and information security policies. Company shall ensure that any of its personnel that are issued access cards or Microsoft e-mail accounts execute the necessary agreements reasonably required by Microsoft and comply with all applicable Microsoft policies. Company shall remove any of its personnel from Microsoft’s premises upon Microsoft’s request. If any Company personnel encounter any unsafe conditions while on Microsoft’s premises, Company shall notify Microsoft promptly in writing indicating the nature and location of the hazard, and shall require its personnel to take additional safety measures as reasonably necessary to reduce the risk of injury. If Company becomes aware that a “significant” injury to someone or damage to property has occurred on Microsoft premises, Company shall notify Microsoft promptly and provide adequate details to enable Microsoft to investigate the cause. For the purpose of this subsection, “significant” means injury to a person that results in hospital treatment, or damage to or loss of property with an estimated value in excess of Ten Thousand United States Dollars ($10,000.00).
          (k) Access to Microsoft Systems and Tools. If necessary to perform the E-Commerce Activities, Microsoft may give Company access to certain Microsoft systems and tools. If such access is given, Company shall comply with all Microsoft security and access policies related to those systems and tools as provided by Microsoft from time-to-time. Specifically, Company shall comply with the Microsoft Release Services Manager Site License Agreement attached hereto as Exhibit E.
          (l) Export and Trade Controls.
               (i) Company acknowledges that the Products and Inventory and Products are subject to U.S. export jurisdiction. Company agrees to comply with all applicable international and national export control and customs compliance laws and regulations that apply to the Products and the Inventory, including the U.S. Export Administration Regulations, as well as end-user, end-use and destination restrictions issued by U.S. and other governments (where applicable). Microsoft shall make US Export Control Classification Numbers and Schedule B Codes for the Products or Inventory available to Company on http://www.microsoft.com/exporting/. For additional information, see http://www.microsoft.com/exporting/.
               (ii) Company shall comply with the trade requirements set forth in the applicable SOW.
               (iii) Company agrees to verify and maintain the non-preferential and preferential country of origin data for all Products or Inventory delivered under this Agreement. Company is responsible for the overall content and accuracy of all Company invoices involved in the making of customs declarations in the country of destination.
     3. Compensation for E-Commerce Activities.
          (a) Microsoft’s Payment of Fees & Pass-Through Costs. If applicable for under an applicable SOW, Microsoft shall pay Company those fees described in each SOW (“Fees”). [*] Unless otherwise expressly provided in the SOW or in writing by Microsoft, Company shall invoice Microsoft for all Microsoft-approved expenses (“Pass-through Costs”). [*]
          (b) MS Invoice Requirements. Company shall invoice Microsoft for all Fees and, if applicable, Pass-through Costs via the “MS Invoice” online tool in accordance with the then-current requirements at http://invoice.microsoft.com and in the VAG. Company shall not charge Microsoft for researching, reporting on or correcting any errors relating to its invoices. Invoices shall not bear an invoice date earlier than the date on which Company is entitled to be paid under the applicable SOW, or if not specified in the applicable SOW, invoices may be issued monthly in arrears.
          (c) Payment by Microsoft. Upon acceptance of the applicable E-Commerce Activities, Deliverables and/or Inventory (in accordance with any acceptance criteria provided in this Agreement and in each applicable SOW,

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

and, if no such criteria are provided, then in accordance with criteria reasonable under the circumstances) and receipt of a correct and undisputed invoice, Microsoft shall:
               (i) [*]
               (ii) [*]
               (iii) if applicable, pay Pass-through Costs net sixty (60) days with no discount; and
               (iv) pay the amounts in accordance with Microsoft’s then-current payment policies (e.g., payment via ACH electronic payment to Company’s financial institution per instructions in Microsoft’s ACH electronic payment form).
          (d) [*]
     4. Microsoft Policies and Procedures. Company shall adhere to the then-current and applicable Microsoft policies and procedures described in this Section and this Agreement. These policies and procedures are expressly referenced and incorporated into this Agreement and they are either attached as exhibits to this Agreement and/or provided to Company via the web site addresses listed below (or any successor site or communication designated by Microsoft). While Company must comply with these policies and procedures, mere compliance does not necessarily waive or diminish Company’s obligation to comply with any other provision in this Agreement.
          (a) Vendor Administrative Guidelines. Company shall comply with the VAG. A copy of the current VAG is attached hereto as Exhibit A.
          (b) Trademark Usage Requirements. When permitted to use Microsoft name, trademarks or servicemarks (“Trademarks”) under this Agreement and any applicable SOW, Company shall only use those Trademarks as permitted by the applicable SOW as necessary to perform the E-Commerce Activities, and shall comply with the standard guidelines established by Microsoft and located at http://www.microsoft.com/trademarks/.
          (c) Microsoft Supply Chain Security Policies and Procedures. Company shall comply with the Microsoft Supply Chain Security Compliance Policies and Requirements, attached hereto as Exhibit C.
          (d) Changes to Microsoft Policies and Procedures. Microsoft may update or modify the policies and procedures from time to time. All updates or modifications shall be effective thirty (30) days after notifying one of Company’s account managers, unless the parties agree otherwise in writing. If Company determines, in its reasonable discretion, that changes to a policy or procedure will cause a material change in the delivery schedule, Fees or other costs applicable to the E-Commerce Activities, then Company shall promptly notify Microsoft. Upon receipt of a detailed explanation from Company regarding the material change, the parties shall discuss in good faith extending the compliance effective date or otherwise implementing a corrective action plan to enable Company to comply with the updated or modified policy or procedure.
     5. Ownership and Use of the Parties’ Respective Intellectual Property.
          (a) Company’s Use of Materials.
               (i) License to Use Materials. In consideration of the Company’s performance of the E-Commerce Activities under the terms of this Agreement, Microsoft grants Company, and Company accepts a non-exclusive, nontransferable, revocable (but only as described below), and limited license to use the Materials and Trademarks during the term of this Agreement or the applicable SOW solely to the extent necessary to perform the applicable E-Commerce Activities and subject to the restrictions and limitations provided for in this Agreement. Microsoft, or if applicable its suppliers and licensors, reserve all other rights, title, and interest in and to all Materials and all related Intellectual Property. Company has no right to sublicense the rights granted under this Agreement, except as necessary to any Subcontractor or Company Affiliate with Microsoft’s prior written consent, which consent shall not be unreasonably withheld, Company shall not modify, reverse engineer or decompile any Materials, and shall not remove any proprietary notices or licenses contained in any Materials. Company is responsible for all actions taken by any individual authorized or purporting to be authorized by Company in connection with accessing or using the Materials. If the Materials are accompanied by a separate license (including any license with respect to the use of software embedded on any equipment provided to Company), the terms of that license shall also apply, but the provisions of this Agreement shall control in the case of any conflict between this Agreement and those license terms.
               (ii) Use of Equipment and Tools. If the Materials include any computer hardware or other equipment or tools (“Equipment”), or if Microsoft requires Company to build or acquire any Equipment to be used in

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

connection with the performance of E-Commerce Activities, the following additional requirements will apply to Company’s use of the Equipment, except to the extent that the parties agree otherwise in a written agreement (e.g., a separate Equipment lease or purchase agreement):
                    (A) Company shall use the Equipment only for the performance of the E-Commerce Activities;
                    (B) Company shall assume the risk of, and take all reasonable precautions to protect Equipment and tools against, loss, damage, theft or disappearance;
                    (C) Company shall take no action which affects Microsoft’s or its authorized third party lessor’s title or interest in the Equipment;
                    (D) Company shall maintain, use and service the Equipment in accordance with the applicable manufacturer’s specifications and instructions.
                    (E) Unless otherwise specified in the applicable SOW, Microsoft shall not provide technical or maintenance support to Company in connection with any Equipment; and
                    (F) Company shall place labels identifying the Equipment and/or tools as Microsoft’s or the lessor’s property.
               (iii) Termination of License and Return of Materials. The license to use Materials and/or Trademarks is limited to the term of the applicable SOW and this Agreement. This license may be revoked by Microsoft with respect to a particular Material or Trademark (A) if Microsoft receives an allegation that such Trademark or Material infringes a third party’s intellectual property rights or (B) for a good faith business justification, including, but not limited to, any action designed to protect Microsoft’s legal interests, so long as, in each case, Microsoft provides Company with a reasonable notice of revocation. Upon termination of the license in whole or in part, Company shall promptly return any Materials related thereto to Microsoft upon request.
          (b) Company’s Use of Non-Microsoft Intellectual Property in the Performance of E-Commerce Activities.
               (i) Use of Third Party Intellectual Property. Company shall provide Microsoft with a list of any Company IP, and of any material third party Intellectual Property, that it intends to use in the performance of the E-Commerce Activities prior to such use. Company shall update such list periodically and as needed (the “Updated List”). Microsoft shall have the right to disapprove the use of any particular material third-party Intellectual Property in the provision of E-Commerce Activities by providing written notice to Company within ten (10) days of the receipt of Company’s Updated List, such notice to describe such problems in reasonable detail.
               (ii) Limitation on Use of Company and Third Party Intellectual Property That Could Encumber Microsoft Intellectual Property. Company must obtain Microsoft’s express approval before using any third party Intellectual Property, or any Company IP, in a manner that would cause it to:
                    (A) be incorporated into any Inventory or Deliverables;
                    (B) alter or affect Microsoft’s ownership interests in any Inventory or Deliverables; or
                    (C) be required for the Inventory or Deliverables to be used or distributed by Microsoft or any Customer.
               (iii) [*]
               (iv) Rights to Third Party Intellectual Property That Is Incorporated Into or Required For the Use of Deliverables or Inventory. If Company intends to incorporate any third party Intellectual Property into any Inventory or Deliverable, or uses any third party Intellectual Property in a manner that makes it necessary for the unfettered use or distribution of any Inventory or Deliverable by Microsoft or any Customer, then in addition to obtaining Microsoft’s prior written approval, Company shall obtain all rights in the applicable third party Intellectual Property needed to grant Microsoft the same rights provided in the preceding Subsections 5(b)(iii)(A)-(C).
          (c) Ownership and Use of Deliverables.

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

               (i) [*]
               (ii) Company’s Assistance. Company shall promptly disclose to Microsoft, in writing, any inventions, works of authorship, improvements, developments or discoveries conceived, authored, made or reduced to practice by Company or its Affiliates or Subcontractors, either solely or in collaboration with others, in connection with performing the E-Commerce Activities, excluding, however, any inventions, works of authorship, improvements, developments or discoveries primarily relating to Company’s staff or Company’s business models or internal systems or processes. At Microsoft’s request and expense, Company shall execute documents and take any other action necessary to evidence, perfect or protect Microsoft’s rights in the Deliverables. Company shall cooperate with Microsoft in the filing and prosecution of any copyright, trademark or patent applications that Microsoft may elect to file on the Deliverables. Company hereby irrevocably appoints Microsoft as Company’s attorney-in-fact (which appointment is coupled with an interest) to execute those documents on Company’s behalf. Company shall not challenge, oppose or interfere with any Microsoft applications relating to the Deliverables or file any applications on its own behalf.
               (iii) Inventions. Any inventions, ideas, designs, concepts, techniques, discoveries, improvements or enhancements including, without limitation, software code, whether or not patentable (collectively, “Inventions”), which are modifications or improvements of, or based on, the Intellectual Property of a party developed or created by the other party in the course of performing obligations or services, including E-Commerce Activities under this Agreement shall be owned by the party owning the underlying Intellectual Property. Any custom development work requested by one party to be undertaken by the other party shall only be undertaken pursuant to a written agreement specifying the terms and conditions under which the development work, including ownership of any Inventions, shall be undertaken.
               (iv) [*]
               (v) Title and Non-Infringement with Respect to E-Commerce Activities, Deliverables and Company IP. Company represents and warrants that to its knowledge, the use of the E-Commerce Activities, Deliverables, and any Company IP or third party Intellectual Property licensed to Microsoft under this Agreement by Microsoft or its Customers as contemplated by this Agreement will not infringe or violate any patent, copyright, trademark, trade secret or other proprietary right of any third party.
               (vi) Company Intellectual Property. Except as otherwise expressly provided in a SOW, notwithstanding anything to the contrary herein, Company retains all right, title and interest in and to all copyright, including all renewals and extensions thereof and including the rights to prepare and distribute derivatives thereof, for all works created, made or conceived by Company (A) prior to the Effective Date, or (B) in support of Company staff or Company’s business model, internal systems or processes. Microsoft acknowledges that all rights on Company IP not expressly granted hereunder are without limitation reserved by Company.
          (d) Restrictions Related to Use of Publicly Available Software. Except with the express written consent and approval of Microsoft, Company shall ensure that no Deliverables, and no Company IP or other Intellectual Property licensed to Microsoft hereunder, are governed, in whole or in part, by any license requiring, as a condition of use, modification and/or distribution, that the software or other software combined and/or distributed with it be: (i) disclosed or distributed in source code form; (ii) licensed for the purpose of making derivative works; or (iii) redistributed at no charge.
     6. Reports, Audits & Inspections.
          (a) Reporting. Company will comply with the reporting requirements identified in each applicable SOW, or otherwise reasonably requested by Microsoft (each instance a “Report”). Company shall use commercially reasonable efforts to ensure that all Reports are accurate, complete, provided timely and in the format required under the applicable SOW. [*]
          (b) Record-Keeping Requirements. Company shall keep detailed and accurate books and records related to the E-Commerce Activities, Products, Materials and Inventory for a period equal to the greater of (i) the time period required by any applicable laws, including the laws of any local jurisdiction applicable to such records, or (ii) the time period set forth in an applicable SOW, or (iii) four (4) years. Records shall, where appropriate and unless otherwise indicated in a SOW, be kept in accordance with generally accepted accounting principles. These records shall include records regarding any delivery, transfers-out, returns, damage or corruption to, or recovery, of any Inventory or Materials.

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

          (c) Financial Information. Microsoft shall have the right to examine Company’s publicly available financial information and statements to allow Microsoft to determine whether Company is capable of continuing to perform its obligations under this Agreement. If Company’s financial statements cease to be public or are not publicly available, at any time upon Microsoft’s request, Company shall provide to Microsoft a copy of its financial statements (including balance sheets and related statements of income and retained earnings, and statements of changes in financial condition) certified by an officer of Company. To the extent these financial statements are audited, the audit report of the certified public accountant performing the audit shall also be made available to Microsoft. Whether or not Company’s financial statements are publicly available, if Microsoft finds the information made available to Microsoft to be insufficient or incomplete in any material manner, then, at the request of Microsoft, Company shall submit to Microsoft additional financial information that it reasonably requests. Company financial information shall be considered Confidential Information as defined in the NDA and subject to Section 7 of this agreement.
          (d) Audit.
               (i) During the term of this Agreement and for a period of four (4) years thereafter, upon at least forty-eight (48) hours’ notice, Microsoft may audit Company’s books and records during normal business hours to verify accuracy and compliance with the terms of this Agreement. Such audit shall be limited to the books and records from the twenty-four (24) month-period immediately preceding the date of any such audit. Company will provide Microsoft or its agents with access to the relevant records and the right to make copies of those records for audit evidence. In conducting any audit, Microsoft will not unreasonably interfere with Company’s business operations, and shall cooperate with Company to ensure that Company is able to protect its own and its other customers’ proprietary information. Company shall promptly correct all discrepancies discovered during an audit. Microsoft may not exercise its audit rights more than once in any twelve (12) month period unless an audit reveals the Company’s material noncompliance with this Agreement. Audits and inspections shall be conducted by Microsoft representatives and/or inspection team, or any independent certified public accountant or consultant selected by Microsoft.
               (ii) Microsoft shall pay for each audit except that if an audit shows Company overcharged Microsoft by five percent (5%) or more of the amounts due for any audited period of time, Company shall, in addition to re-computing and making immediate refund payments to Microsoft of all overpayments, pay Microsoft for all reasonable costs and expenses actually paid by Microsoft to third parties in conducting such audit, including any amounts paid to any outside auditor. For the avoidance of doubt, nothing in this provision is intended to provide Microsoft with access to Company records relating to other clients of Company, or to Company activities not related to the E-Commerce Activities provided under this Agreement.
          (e) Facility Inspections. Microsoft may cause an inspection to be made, with at least three (3) business days’ prior notice, of any Facility (including its security systems, communications and computing networks) solely as necessary to verify Company’s compliance with this Agreement (including security requirements). Inspections shall be conducted during regular business hours and in a manner that does not unreasonably interfere with Company’s business operations and complies with all of Company’s then-current physical and information security policies. Company shall provide Microsoft, or its agents, access to relevant records and areas of the Facility. Company may designate a representative to accompany Microsoft’s inspectors and may reasonably restrict access to any section of the Facility containing confidential information of Company or its customers so long as that restriction does not unreasonably interfere with the audit. Microsoft’s rights of inspection will extend to any approved Subcontractor or Affiliate of Company. Company shall inform its Microsoft-approved Subcontractor or Affiliate of Microsoft’s right to inspect and will use reasonable efforts to secure such rights for Microsoft and assist Microsoft with any such inspection.
          (f) Sarbanes-Oxley Compliance; SAS-70 Report. Company shall comply with all applicable Microsoft required documentation related to or required under the United States Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and that shall not do or omit to do anything in connection with the E-Commerce Activities to prejudice compliance by Microsoft with its obligations pursuant to Sarbanes-Oxley. Microsoft agrees that Company’s annual provision of a SAS 70, Type II Audit will constitute full compliance with Company’s obligations under this Section. Any further documentation requested shall be provided at Microsoft’s sole cost and expense and shall be considered Confidential Information as defined in Section 7 of this Agreement and subject to all the protection and controls provided for in the NDA.
     7. Confidentiality, Privacy, Data Protection and Publicity.
          (a) Confidentiality. The respective confidentiality obligations of the parties regarding this Agreement are set out in the confidentiality and non-disclosure agreement dated October 12, 2001 (the “NDA”)

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

attached hereto as Exhibit B and incorporated by reference. In addition to any information defined as confidential in the NDA, the following information shall be deemed to be confidential for purposes of the NDA:
               (i) the existence and terms of this Agreement; and
               (ii) information provided by a party under this Agreement or obtained or created by a party in the course of performing this Agreement, including (A) information contained in any reports provided to Microsoft, (B) any electronic or written correspondence between the parties, (C) customer lists, Personal Information regardless of the source, subject to the terms and conditions set forth in this Agreement regarding Personal Information, and (D) transactional, sales and activity information related to the E-Commerce Activities.
          (b) Limitations on Company’s Collection and Use of Personal Information.
               (i) Limitations on Collection and Use of Personal Information. Company shall not access or collect any Personal Information except to the extent strictly necessary to perform the E-Commerce Activities or to fulfill any legal requirements, and shall not use Personal Information accessed or collected while performing the E-Commerce Activities for any purpose other than those expressly permitted by this Agreement. If the E-Commerce Activities involve the collection of personal information directly from individuals, such as through a webpage, Company shall provide a clear and conspicuous notice regarding the uses of the personal information. The notice shall comply with all relevant guidelines contained at http://members.microsoft.com/vendorguide or otherwise provided by Microsoft.
               (ii) Limitations on Disclosure of Personal Information. [*] If Company is served with a court order compelling disclosure of any Personal Information or with notice of proceedings for such an order, Company shall oppose the order, shall notify Microsoft of the order or notice, and shall provide Microsoft the opportunity to intervene before Company files any response to the order or notice, all at Microsoft’s expense.
               (iii) Protection of Personal Information. Company shall take reasonable steps to protect Personal Information in Company’s possession from unauthorized use, access, disclosure, alteration or destruction. Security measures shall include access controls, encryption and other means, where appropriate. Company must immediately notify Microsoft of any known security breach that may result in the unauthorized use, access, disclosure, alteration or destruction of Personal Information. Company shall conduct an audit on at least an annual basis to evaluate the security of Personal Information in Company’s possession and to verify that the terms of this Agreement with respect to Personal Information are being followed. The results of the audit shall be made available to Microsoft on request.
               (iv) Return or Destruction of Personal Information. Upon request from Microsoft, Company shall provide Microsoft with Personal Information collected on Microsoft’s behalf and in Company’s possession. Within ten (10) days following termination or expiration of this Agreement, Company shall, at Microsoft’s sole discretion, either:
                    (A) provide Microsoft with all documents and materials (including all copies) containing Personal Information collected on Microsoft’s behalf and, together with all other materials and property of Microsoft, which are in its possession or under its control; or
                    (B) destroy all specified documents and materials (including all copies in all formats) and provide Microsoft with a certificate of destruction signed by an officer of Company. As an exception to the foregoing, unless Microsoft directs otherwise, Company may retain a copy of Personal Information solely to the extent necessary to comply with its record-keeping requirements under the preceding Section 6 (Reports, Audits & Inspections).
          (c) Publicity. Except as otherwise required by applicable laws and regulations, neither party shall issue press releases, publicity, or other disclosure in any form that relate to the relationship with the other party or the Agreement without the other party’s prior written approval. Except as permitted in the applicable SOW, neither party shall use the other party’s names or trademarks in any marketing materials or web sites. Each party is required to obtain written permission from the other party before using the party’s name or any of its Affiliates’ names in client presentations or in responses to requests for client lists (e.g., as part of a Request for Proposal or Request for Information).
     8. Security.

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

          (a) Company’s Obligation to Protect Materials, Inventory and Confidential Information. In addition to its compliance with any other terms and conditions set forth in this Agreement, applicable policies and procedures, and any specific requirements contained in an applicable SOW, Company shall implement and maintain commercially reasonable security procedures and measures at its Facilities (including physical lock/key security, computer and communications network security and data security) designed to prevent disclosure of Confidential Information to any unauthorized persons or any damage to Materials, Inventory or Confidential Information. Company shall notify Microsoft immediately in the event of any breach or failure to comply with these or any other security or data protection requirements set forth in this Agreement or of any breach of its security affecting any E-Commerce Activities, Materials, Deliverables, Inventory or Microsoft Intellectual Property.
          (b) [*]
          (c) Subcontractor Audits. Company shall perform security reviews and audits of any Subcontractors who provide call center, fulfillment, and data center services. Company shall provide Microsoft, upon Microsoft’s written request, all documentation related to such reviews and audits together with all necessary corrective action reports.
          (d) Protecting Facilities Restricted Areas. Company shall ensure that all third parties accessing the restricted areas where Microsoft E-Commerce Activities are being performed are bound by confidentiality agreements that require those third parties to comply with the confidentiality requirements of this Agreement (including the NDA) and any such access shall be in accordance with Company policies and procedures in effect on the date of such access.
     9. Disaster Planning; Obligations in Event of Unavoidable Delay.
          (a) Disaster Planning. Company shall implement and maintain a measurable, documented disaster recovery plan to ensure continuity and quality of the E-Commerce Activities and Inventory (“Disaster Plan”). The plan must include, at a minimum, implementation procedures, weather-related, labor-related, system-related and telecommunications contingencies and a mitigation plan in the event of these or other foreseeable events that are outside Company’s reasonable control. [*]
          (b) Obligations in the Event of Unavoidable Delay.
               (i) [*] Where the performance of E-Commerce Activities is delayed by reason of an act of Force Majeure, Company and Microsoft shall enter into bona fide discussions with a view to alleviating the effects of such act of Force Majeure or of agreeing upon such alternative arrangements as may be fair and reasonable.
               (ii) Company shall not be liable for any failure to comply with any obligations hereunder where such failure is caused by any reason beyond its reasonable control including, but not limited to, act of God, riot, act of terrorism, accident, fire, and war, (each a “Force Majeure”) AND Company has otherwise complied with its obligations under this Agreement (including all parts of Section 9 and of its Disaster Plan). Where a strike, lockout, trade dispute or labor disturbance does not directly involve Company, its Affiliates and/or its Sub-contractors, Company shall use its best efforts to continue to provide and perform the E-Commerce Activities without interruption or delay in performance, and Company shall not be liable for any interruption or delay in performance arising from such strike or other labor difficulties where such interruption or delay in performance arises notwithstanding its utmost efforts in this regard. Where difficulty in obtaining labor, materials or transport, or the occurrence of any strike, lock out, trade dispute or other labor disturbance does directly involve the Company, the occurrence of such act shall not be considered to be outside the Company’s reasonable control and shall not excuse any delay in Company’s performance, notwithstanding that such strikes or other labor difficulties are not capable of being terminated on terms acceptable to the party affected. Where the performance of any E-Commerce Activities shall be delayed by reason of an act of Force Majeure for more than sixty (60) days either party may, upon written notice to the other, terminate the affected SOW or SOWs (or, in the event all open SOWs are affected, this Agreement) without further obligation except to make payment for E-Commerce Activities already rendered and any obligation with respect to any surviving provision as set forth in Section 15(e), in which event the provisions of Section 15 shall apply. Without prejudice to the foregoing, Microsoft may suspend performance to the Company under this Agreement and may itself perform or appoint a third party to perform the E-Commerce Activities during any period during which Company is affected by an act of Force Majeure without liability to make or pay any compensation to Company. If within sixty (60) days, Company is able to return to reasonably normal business operations, regardless of the existence of a Force Majeure, Microsoft and Company will resume performance under this contract. Nothing contained herein shall be construed as granting Microsoft any rights in or to Company Intellectual Property or Company Confidential Information, nor shall anything contained herein prevent Microsoft from withholding payment or applying performance credits for any non-performance regardless of the cause.

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

     10. Insurance Requirements. Company warrants that it shall maintain sufficient insurance coverage to enable it to meet its obligations created by this Agreement and by law. Without limiting the foregoing, Company warrants that its insurance shall, at a minimum, include the following lines of coverage (with minimum limits of $2,000,000 per occurrence) to the extent the Agreement creates exposures generally covered by these insurance policies: Commercial General Liability (Occurrence Form) including product liability, Workers’ Compensation (statutory limits), Crime, Professional Liability and Errors & Omissions Liability, Automobile and Employer’s Liability. Company shall name Microsoft, its Affiliates, and their respective directors, officers and employees as additional insureds in the Commercial General Liability policy, to the extent of contractual liability assumed by Company under this Agreement.
     11. Taxes. This Section governs the treatment of all taxes arising in connection with this Agreement notwithstanding any other section of this Agreement.
          (a) Tax Obligations Generally. Microsoft is not liable for any taxes that Company is legally obligated to (collect or) pay and which are incurred or arise in connection with the manufacture, storage or sale of Inventory or the performance of E-Commerce Activities by Company or its Subcontractors. Microsoft shall pay Company any sales, use or value added taxes owed by Microsoft solely as a result of entering into this Agreement or a subsequent SOW and which are required to be collected from Microsoft by Company under applicable law. Microsoft may provide Company with a valid exemption certificate, and Company shall not collect taxes covered by the certificate. If taxes are required to be withheld on any amount to be paid by Microsoft to Company, Microsoft shall deduct them from the amount owed and pay them to the appropriate taxing authority. Microsoft shall secure and deliver to Company an official receipt for any taxes withheld. Microsoft shall use reasonable efforts to minimize such taxes to the extent permissible under applicable law.
          (b) Tax Obligations Relating to Company’s E-Commerce Activities. If Company is required to make payments to Microsoft under any SOW (e.g., Inventory royalty payment), then Company shall pay Microsoft any sales, use or value added taxes owed by Company solely as a result of entering into this Agreement or a subsequent SOW and which are required to be collected from Company by Microsoft under applicable law. If taxes are required to be withheld on any amount to be paid by Company to Microsoft, Company shall deduct them from the amount owed and pay them to the appropriate taxing authority. Company shall secure and deliver to Microsoft an official receipt for any taxes withheld. Company shall use reasonable efforts to minimize such taxes to the extent permissible under applicable law. Company shall remit to the appropriate taxing authority any duties, taxes, imposts, fees of charges on any Inventory delivery to a Customer where no billing or collection services are involved (“Transfer Taxes”). Company shall invoice Microsoft for such Transfer Taxes in accordance with Section 3 of this Agreement.
     12. Disclaimer of Implied Warranties. TO THE MAXIMUM EXTENT PERMISSABLE BY LAW, THE PARTIES HEREBY DISCLAIM ANY AND ALL IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND/OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE E-COMMERCE ACTIVITIES, PRODUCTS, INVENTORY OR MATERIALS, WHETHER OR NOT ARISING FROM TRADE USAGE OR A COURSE OF DEALING. THIS DISCLAIMER IS NOT INTENDED TO LIMIT ANY EXPRESS WARRANTIES CONTAINED IN THIS AGREEMENT.
     13. Remedies. Except as provided below, none of the remedies listed in this Section shall be deemed the exclusive remedies. In addition, the parties agree to the following specific remedies:
          (a) Indemnification.
               (i) Mutual Indemnity. Each party shall defend the other party and its directors, officers, employees, agents, subsidiaries and affiliates (each an “Indemnified Party”) against any third party or governmental claim, lawsuit, investigation, regulatory determination, action, demand or administrative, judicial or other proceeding (collectively, “Third Party Claims”), and indemnify and hold harmless each Indemnified Party for and from all damages, taxes, costs, losses and liabilities arising out of Third Party Claims, to the extent those Third Party Claims arise from:
                    (A) any material breach of this Agreement by the other party or its Affiliates or Subcontractors;
                    (B) the negligent or willful acts of the other party or its Affiliates or Subcontractors resulting in any bodily injury or death to any person or loss, disappearance, or damage to tangible or intangible property; or

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

                    (C) acts or omissions of the Indemnified Party undertaken or omitted at the direction or on the instructions of the indemnifying party.
               (ii) Microsoft’s Limited Indemnity for Infringement. Microsoft shall defend Company and its directors, officers, employees, agents, subsidiaries and affiliates in a lawsuit or other judicial action, and pay the amount of any adverse final judgment (or settlement to which Microsoft consents), including any reasonable legal fees, arising from any lawsuit or other judicial action brought against Company by any third party that claims or alleges that any Product or Materials infringe any patents, trademarks, trade secrets or copyrights in any territory in which Company is authorized to perform E-Commerce Activities with respect to the Product or Materials (“IP Claim”). Microsoft’s obligations shall not apply to the extent the IP Claim arises out of Company’s (1) modification of Materials or Inventory other than as directed by Microsoft, (2) combination of Materials or Inventory with any non-Microsoft product, program or data other than as directed by Microsoft, (3) acquisition of a trade secret through improper means, under circumstances giving rise to a duty to maintain its secrecy or limit its use, or from a party other than Microsoft or its Affiliates that owed to the party asserting the claim a duty to maintain the secrecy or limit the use of the trade secret, or (4) distribution of Inventory or Materials by Company after Microsoft directs it to stop, or (5) failure to make changes or implement updates with respect to any Materials after they have been made available to Company.
               (iii) Notice of Claims. The Indemnified Party shall provide the indemnifying party with reasonably prompt notice of each Third Party Claim or IP Claim to permit the indemnifying party to answer and defend the Third Party Claim or IP Claim. Upon receipt of such notice, the Indemnifying party shall respond in writing to the tender of defense within twenty (20) days of receipt of such notice. The Indemnified Party shall provide the indemnifying party with reasonable information and assistance, at the indemnifying party’s expense, to help defend any Third Party Claim or IP Claim. The Indemnified Party shall have the right to employ separate counsel and participate in the defense of any Third Party Claim, at its own expense. With respect to IP Claims, Microsoft shall have the exclusive right to undertake the defense against the IP Claim and to select the counsel to handle the IP Claim. A failure by the Indemnifying Party to respond in writing to the tender of defense within the time specified in this subsection will be deemed a waiver of any objection to its obligation to defend the Indemnified Party, but not a waiver of the indemnifying party’s rights to object to any subsequent obligation to indemnify or to hold harmless the Indemnified Party. In the event the Indemnifying Party fails to respond to a tender of defense, the Indemnified Party shall thereafter have the right to control the defense of such Third Party Claim or IP Claim, including the right to select which law firm defends the claim. In the event the Indemnifying Party rejects the tender of defense or fails to undertake and continue such defense or fails (in the Indemnified Party’s reasonable opinion) to adequately pursue or conduct such defense, the Indemnifying Party will be liable for 100% of any legal fees and expenses incurred by the Indemnified Party to compel the Indemnifying party to honor its obligations under this Section, regardless of the comparative negligence or fault of the Indemnified party, and the Indemnifying Party expressly waives any right it may have under statutory or common law that might operate to make the recovery of fees under this subsection (iii) a mutual right. For the avoidance of doubt, if each party tenders the defense of the same Third Party Claim or an IP Claim to the other, and unless there can be no good faith dispute that the underlying conduct giving rise to the Loss was solely within the control of Company, Microsoft shall defend both parties against the Third Party Claim or IP Claim, subject to any rights to recoup its defense expenses under this subsection (iii).
               (iv) Settling Claims. Neither party may settle any Third Party Claim or IP Claim on the other party’s behalf, or publicize the settlement, without the other party’s prior written permission, unless the settlement is for a monetary amount that is fully covered by that party’s indemnity and the settlement does not require an admission of fault or impose any other obligation other than the payment of money. In any event, Company shall not settle any claim that any Microsoft Intellectual Property infringes any third party’s intellectual property rights without Microsoft’s consent.
          (b) Company’s Duties In Connection with Infringing Deliverables, E-Commerce Activities and Company IP. Company shall indemnify Microsoft from any claim that the use of the E-Commerce Activities, Deliverables and any Company IP or third party Intellectual Property licenses to Microsoft under this Agreement by Microsoft or any of its Customers as contemplated by this Agreement, infringe or violate any patent, copyright, trademark, trade secret or other proprietary right of any third party. Company shall notify Microsoft if a court of competent jurisdiction holds that any Deliverable, or any Company IP or other Intellectual Property licensed to Microsoft by Company under this Agreement, infringes a third party proprietary right. Moreover, if the use of any Deliverable or any Company IP or other Intellectual Property licensed to Microsoft by Company is enjoined or threatened to be enjoined, then Company shall, at its expense and at its option, either:
               (i) procure the right for Microsoft to continued use the Deliverables, Company IP or other Intellectual Property in accordance with this Agreement; or

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

               (ii) replace or modify the Deliverables, Company IP or other Intellectual Property so that it is non-infringing and meets the requirements of this Agreement to Microsoft’s reasonable satisfaction.
          If either of the actions described in the immediately preceding subsections (i) or (ii) is not fulfilled within thirty (30) days after the injunction or threat of injunction, Microsoft shall have the right to terminate the Agreement and/or any affected SOW. Upon Microsoft’s written demand, Company shall refund all amounts paid by Microsoft for infringing Deliverables or E-Commerce Activities.
          (c) Specific Remedy for Misuse or Loss of Microsoft Property. Upon Company’s misuse or loss of any Inventory or Materials that was not sold to an End-User or otherwise transferred in a manner prescribed or permitted by this Agreement or by Microsoft, Company shall reimburse and pay Microsoft as follows:
               (i) for digital or physical Inventory where activation is required, upon reasonable proof of activation, Company shall pay Microsoft the full amount that Microsoft would have been entitled to receive from Company had the Inventory been sold in the normal course of business (the “Estimated Retail Value”), and where there is no reasonable proof of activation, Company shall pay Microsoft the replacement value of the Inventory components and related processing costs for such Inventory (the “Estimated Cost of Replacement”); or
               (ii) for digital or physical Inventory where activation is not required for the use by a End-User, Company shall pay Microsoft the Estimated Retail Value of the Inventory
               (iii) if Company unlawfully, improperly, or without prior authorization from Microsoft removes, retains, possesses, misappropriates, loses, damages or fails to return Materials or any other Microsoft property or Intellectual Property, other than Inventory, Company shall fully compensate Microsoft at Microsoft’s estimated retail price (or market or replacement value, if applicable) for that property.
          (d) Certain Remedies in Case of Non-Conforming E-Commerce Activities or Deliverables. If Microsoft rejects any E-Commerce Activities or Deliverables or they are found by Microsoft to be non-conforming or defective, then at Microsoft’s request and in accordance with the requirements set forth in the applicable SOW, Company shall correct the E-Commerce Activities with respect to those non-conforming items.
          (e) Injunctive Relief. Either party may seek injunctive relief and other equitable remedies in the event of a breach of this Agreement. The availability of injunctive relief will be a cumulative and not an exclusive remedy available to the parties.
     14. Exclusion of Consequential Damages.
          (a) EXCLUSIONS. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES (INCLUDING DAMAGES FOR LOST PROFITS OR LOST OPPORTUNITIES; COSTS OF COVER OR ANY PUNITIVE OR EXEMPLARY DAMAGES) ARISING OUT OF THIS AGREEMENT, REGARDLESS OF WHETHER THE LIABILITY IS BASED ON BREACH OF CONTRACT, TORT, STRICT LIABILITY, BREACH OF WARRANTIES OR OTHERWISE, EVEN IF IT HAS BEEN ADVISED OF THEIR POSSIBLE EXISTENCE.
          (b) EXCEPTIONS TO EXCLUSIONS. THE EXCLUSIONS DESCRIBED IN SUBSECTION (a) DO NOT APPLY TO:
               (i) A PARTY’S DUTY TO INDEMNIFY THE OTHER PARTY;
               (ii) FRAUD;
               (iii) A BREACH OF A PARTY’S CONFIDENTIALITY OBLIGATIONS (INCLUDING THE BREACH OF OBLIGATIONS RELATED TO PERSONAL INFORMATION AND DATA) UNDER THIS AGREEMENT; OR
               (iv) A PARTY’S MISUSE OR INFRINGEMENT OF THE OTHER PARTY’S INTELLECTUAL PROPERTY.
     15. Termination.

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

          (a) Termination For Convenience by Microsoft. Microsoft may terminate this Agreement, or any particular SOW, effective on one hundred and eighty (180) days’ written notice, unless the SOW provides otherwise, at any time with or without cause.
          (b) Termination For Cause.
               (i) Microsoft may terminate this Agreement, or any particular SOW, in the event of the Company’s material breach or failure to substantially perform its obligations under this Agreement (including failure to submit Reports), but only where written notice of the breach or failure to perform is provided by Microsoft to Company, and the breach or failure to perform is not cured within thirty (30) calendar days of the Company’s receipt of such notice. Company may terminate or suspend performance under this Agreement, or any particular SOW, in the event of Microsoft’s material breach or failure to substantially perform its obligations under this Agreement, but only where written notice of the breach or failure to perform is provided by Company to Microsoft, and the breach or failure to perform is not cured within thirty (30) calendar days of Microsoft’s receipt of such notice.
               (ii) Notwithstanding the foregoing:
                    (A) Either party may terminate this Agreement, or any particular SOW, and Company may terminate or suspend its performance under this Agreement or any particular SOW, in the event of material breach of any provision of this Agreement relating to limitations on the use and/or protection of the Intellectual Property, Confidential Information, or Personal Information of such party, unless such breach is cured within five (5) business days of receipt of notice of the same by a party; and
                    (B) Either party may terminate this Agreement, or any particular SOW, and Company may terminate or suspend its performance under this Agreement or any particular SOW, immediately upon written notice to the other party in the event of (i) the material violation of the privacy policy of either party; (ii) the commission of a fraudulent or criminal act by either party having a material adverse effect on the other party; (iii) if the other party becomes Insolvent; (iv) if the other party executes any assignment for the benefit of creditors or becomes the subject of any proceeding under any bankruptcy, insolvency, liquidation, moratorium or other debtor relief laws, whether voluntary or involuntary, which is not dismissed or terminated within sixty (60) days after the commencement of such proceeding; (v) if the other party sells or transfers all or a substantial part of its assets to a third party (including by merger with another entity), or there is otherwise a change in the control of the other party (for purposes of this subsection, one entity “controls” another if the entity directly, or indirectly through an Affiliate, holds the majority of the voting rights in that entity, or has the right to appoint or remove a majority of its board of directors, or controls alone or under an agreement with others the majority of the voting rights in it); or (vi) if the other party assigns this Agreement in violation of Section18; and
                    (C) In the case of an assertion against Microsoft of claims relating to products liability, Company’s may suspend or remove the Product from Company’s performance under this Agreement or any particular SOW, whereupon Company shall immediately provide written notice to Microsoft.
                    (D) In the case of a third-party assertion against Company of IP Claim relating to Microsoft’s Products, Company may, upon providing Microsoft with a reasonable written notice remove the affected Product from Company’s performance under this Agreement if Company presents to Microsoft, in writing, sufficient proof of the Company’s likelihood of suffering irreparable harm if removal of the Product does not take place. If the litigating parties resolve the IP Claim, Company shall immediately resume performance of E-Commerce Activities with respect to the affected Product.
                    (E) Notwithstanding anything to the contrary set forth herein, the right to terminate shall apply only to the particular SOW or SOWs affected by the breach or condition giving rise to the right of termination, unless all SOWs are so affected, in which event the terminating party may elect to terminate this Agreement and all SOWs.
          (c) Effect of Termination or Expiration. Within ten (10) days after the date of termination or expiration of the Agreement (or any SOW where applicable), except as otherwise provided in this Agreement, Company shall deliver to Microsoft or to any other location designated by Microsoft all related Inventory or Deliverables and all data and materials related thereto, in a format designated by Microsoft. Each party shall return the other party’s Confidential Information to that party, except to the extent Microsoft permits Company to retain any Confidential Information in connection with its record-keeping obligations under this Agreement or, in the case of the termination of a particular SOW, where that Confidential Information relates to other SOWs not terminated. Each party agrees that its obligations under this subsection and subsection (i) below are independent of any disputes or

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

claims it may have against the other party, and that it shall not use its control over Inventory, Deliverables, Confidential Information, data or other materials related to the E-Commerce Activities to achieve any advantage with respect to any dispute or claim.
               (i) Effect of Termination for Convenience. If Microsoft terminates this Agreement or a particular SOW for convenience under Section 15(a) above, Microsoft will have no further obligation to Company, except for the payment of undisputed Fees and Pass-Through-Costs earned or approved prior to the termination date (and, in the case of the termination of a particular SOW, any obligations applicable to any SOWs not yet terminated) and any obligations arising from surviving sections as provided for in Section 15(e).
          (d) [*]
          (e) Surviving Sections. The provisions of this Agreement which, by their terms, require performance after the termination or expiration of this Agreement, or have application to events that may occur after the termination or expiration of this Agreement, shall survive the termination or expiration of this Agreement.
     16. Governing Law; Consent to Jurisdiction. This Agreement shall be construed under and enforced in accordance with the laws of the State of New York, U.S.A. without regard to any rules governing conflicts of laws. Parties agree to exclusive jurisdiction and venue of courts in the state and federal courts sitting in New York County, New York.
     17. Relationship. This Agreement creates an independent contractor relationship between the parties. This Agreement does not constitute an offer by Microsoft and shall not be effective until signed by both parties. Except as required under this Agreement or any SOW, Company shall not enter into any agreement, contract, or arrangement with any government or government representative or with any person, firm, corporation, partnership or other enterprise imposing or purporting to impose legal obligations or liability on Microsoft. Except as otherwise approved by Microsoft, Company shall not make representations or warranties on behalf of Microsoft with regard to any Product or Inventory in the course of performing any E-Commerce Activities. Company’s employees or Subcontractors shall not be construed to be Microsoft employees; Company shall pay any taxes, insurance or benefits with respect to its personnel and will, upon request, provide Microsoft with satisfactory proof of independent contractor status. Unless otherwise set forth elsewhere in this Agreement, there are no third party beneficiaries under this Agreement.
     18. Assignment. Neither party may sell, assign, transfer, pledge or encumber this Agreement or any right, or delegate any duty or obligation under this Agreement, by assignment or operation of law without the other party’s prior written consent, which consent shall not be unreasonably withheld. The Agreement shall inure to the benefit of and bind all permitted successors, assigns, receivers and trustees of each party.
     19. No Waiver. Failure or delay by a party to exercise any right or remedy shall not be a waiver and shall not prevent the enforcement of that or any other right.
     20. Severability. If a court of competent jurisdiction finds any provision of the Agreement to be unenforceable, then the Agreement shall be deemed amended to exclude the provision and the remainder of the Agreement shall continue in full force and effect.
     21. Amendments and Addition or Changes to SOWs. Except as otherwise provided in this Agreement, all amendments to (i) the Agreement Summary and Signature Page, (ii) the Contact and Notices Information Page, (iii) these General Terms and Conditions, (iv) any additional terms and conditions, and (v) any addendums created hereunder must be in a non-electronic writing (e.g., not email) expressly amending this Agreement and signed by authorized representatives of both parties.
          (a) Adding SOWs. The parties may add E-Commerce Activities to this Agreement by executing SOWs describing the applicable E-Commerce Activities. Company is not authorized to perform the applicable E-Commerce Activities until the SOW is signed by both parties. Any Microsoft Affiliate may enter into SOWs with Company under this Agreement. Upon adding a SOW, the parties shall update and execute a new Agreement Summary and Signature Page to reflect the additional SOW(s) and any additional Terms and Conditions and/or additional policies to be added to the Agreement in connection with the additional SOW. However, the failure to execute an updated Agreement Summary and Signature Page, for whatever reason, shall not render any additional SOW invalid where it has otherwise been entered into in accordance with this Subsection.

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

          (b) Change to Scope of E-Commerce Activities. Microsoft may update the description of E-Commerce Activities to be provided under a SOW in its sole discretion, via written notice to Company (the “Update Notice”). Except as described below in this subsection, the updated E-Commerce Activities description shall be effective ten (10) business days after Company’s receipt of the Update Notice. If Company determines in its reasonable discretion that the updated E-Commerce Activities scope causes a material change in the delivery schedule, Fees or other costs applicable to the E-Commerce Activities, it shall notify Microsoft within ten (10) business days of receipt of the Update Notice. The parties will then follow the procedures described below.
               (i) Within ten (10) business days after receipt of the Update Notice, Company shall provide Microsoft with a proposal explaining in detail how the request will change the E-Commerce Activities delivery schedule, Fees or costs for the applicable E-Commerce Activities.
               (ii) Microsoft may accept or reject the proposal, in its sole discretion. If Microsoft accepts the proposal, the revised E-Commerce Activities scope and any changes to the schedule, Fees or Pass-through Costs shall be described in a written amendment to the applicable SOW signed by both parties.
               (iii) If Microsoft rejects the proposal, Microsoft will then be free to have the E-Commerce Activities performed by a third party.
     22. Entire Agreement; Order of Precedence. This Agreement (including all terms and conditions, policies and procedures, Exhibits and SOWs referenced on the Agreement Summary and Signature Page, attached to this Agreement, or signed by the parties and expressly made a part of this Agreement) supersedes all prior and contemporaneous communications, whether written or oral, regarding the matters agreed to herein. This Agreement does not replace any separate written license agreement between Microsoft and the Company. Except as otherwise provided, in the event of an irreconcilable conflict between any addendum created under this Agreement and this Agreement, such addendum controls with respect to any SOW expressly referencing the Addendum. Except as otherwise expressly provided, in the event of an irreconcilable conflict between the provisions of different parts of this Agreement, the parts shall control in the following order: (a) these General Terms and Conditions; (b) any additional Terms and Conditions listed on the Agreement Summary and Signature Page; (c) any policies and documents referenced in this Agreement; (d) any exhibits to this Agreement (except for the Microsoft Release Services Manager Site License Agreement which shall control only with respect to Company’s access to the Release Services Manager tool); and (e) any Statements of Work. In the event of a conflict between this Agreement and any SOW created hereunder, the provisions of the SOW with respect to such conflicting provisions shall control over this Agreement, provided, however, that such conflicting provisions expressly reference the specific Section in the Agreement that the parties intend to amend or supersede AND the SOW is first approved in writing by Microsoft Legal & Corporate Affairs (“LCA”), such approval to be manifested by the affixation of LCA’s stamp approving the version of the SOW actually signed by Microsoft. In the event such LCA approval is not secured and the conflicting provision does not reference this Agreement, the provisions of this Agreement shall control and the provisions contained in the SOW shall be voidable at Microsoft’s election.
END OF GENERAL TERMS AND CONDITIONS

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

INVENTORY MANAGEMENT TERMS AND CONDITIONS
These Inventory Management Terms and Conditions describe the rights and obligations of Company and Microsoft applicable when the Company is handling Inventory, including replication, manufacturing, assembly, storage, fulfillment and distribution. The following terms and conditions shall supplement the General Terms and Conditions.
     IM-1. Microsoft Inventory and Related Materials — Term Defined. For the purposes of these Inventory Management Terms and Conditions and this Agreement, the terms below shall have the following meanings:
          (a) “BOM” means the bill of materials provided by Microsoft to Company which identifies all components and raw materials comprising a given Product or Product Component. Microsoft may, at its sole discretion, modify the BOMs in writing prospectively.
          (b) “Components” means those parts listed on the BOM or specified by Microsoft in writing, other than (i) Microsoft-provided parts, or (ii) Materials.
          (c) “Microsoft Inventory and Related Materials” means, collectively, (i) Inventory, (ii) Materials and (iii) any raw materials or Components in which title has vested in Microsoft.
     IM-2. Performance. Company shall replicate, manufacture, assemble, store, fulfill or distribute Inventory in accordance with the BOMs and any related specifications provided by Microsoft in writing in the SOW or otherwise. Company shall also procure all necessary supplies, Components and raw materials in compliance with the BOMs and any related specifications provided by Microsoft as necessary to timely perform the E-Commerce Activities under this Agreement and any applicable SOW.
     IM-3. Title Vested in Microsoft; Company’s Role as Bailee and Trustee.
          (a) Title to Inventory and Raw Materials and Company’s Related Rights. As between Company and Microsoft, Microsoft shall at all times own all Inventory and Materials.
          (b) Title to Raw Materials and Components. Unless otherwise agreed between the parties, title in any raw materials or Components acquired in connection with the E-Commerce Activities shall vest in Microsoft upon the occurrence of one of the following events:
               (i) the raw materials or Components are combined with, incorporate or are incorporated into Materials or other Microsoft Intellectual Property; or
               (ii) Company has received payment for those raw materials or Components from Microsoft or an Authorized Party on behalf of Microsoft; or
               (iii) Company has received raw materials or Components ordered based on a binding forecast provided by Microsoft; or
               (iv) Microsoft has exercised the option to acquire raw materials or Components as described in this Agreement.
          (c) Effect of Forecasts; Option to Purchase Raw Materials. Forecasts provided by Microsoft are non-binding unless the applicable SOW expressly provides otherwise. Nevertheless, to the extent raw materials or Components acquired in connection with the performance of E-Commerce Activities are unused, Microsoft shall have the option to purchase those raw materials or Components. Microsoft may assign this option to any of its Affiliates. Microsoft or its Affiliates may exercise the option at any time by providing fifteen (15) days’ written notice to Company. The purchase price shall be (a) the price set forth in the applicable SOW; or (b) if no price is set forth in the SOW, then Company’s actual costs and expenses (without any markup).
          (d) Company’s Role Merely Possessory; Obligations as Bailee.
               (i) Company’s Status and Obligations as Bailee or Consignee. Company holds Microsoft Inventory and Related Materials solely for Microsoft’s benefit as bailee (or, in the case of Inventory which Company is authorized to sell on behalf of Microsoft, as consignee). In keeping with that role, Company shall:

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

                    (A) conspicuously label all Microsoft Inventory and Related Materials “Property of Microsoft” and keep those items separated from any other materials, supplies or inventory belonging to Company or any third party;
                    (B) keep Microsoft Inventory and Related Materials free and clear of any liens, claims or encumbrances other than those in favor of Microsoft;
                    (C) immediately notify Microsoft of any threatened foreclosure or other claim adverse to Microsoft’s interest in Microsoft Inventory and Related Materials; and
                    (D) not assert and shall waive any right of offset, lien or other interest in Microsoft Inventory and Related Materials.
               (ii) Declaration of Trust. Company agrees that, until delivery of any Microsoft Inventory and Related Materials to Microsoft or any Authorized Party is completed (e.g., placed into Microsoft’s control or otherwise disposed of pursuant to Microsoft’s instructions), Company shall, with respect to each of those items:
                    (A) hold any item in trust for the sole benefit of Microsoft and for the purposes of performing the E-Commerce Activities under this Agreement;
                    (B) account for the disposition of the item at the times and in the manner requested by Microsoft; and
                    (C) present the item, including in its balance sheets and in any representations to its creditors or others, as trust property and not as assets belonging to Company or any of its Affiliates.
          (e) Company’s Grant of Security Interest.
               (i) Precautionary Grant. For precautionary purposes only and in order to make a public record of Microsoft’s ownership of Microsoft Inventory and Related Materials, Company grants to Microsoft a continuing, first priority security interest in all Microsoft Inventory and Related Materials ever possessed or controlled by Company.
               (ii) Company’s Obligation to Cooperate with Microsoft. Company shall cooperate with Microsoft, as Microsoft may reasonably request, to give effect to the security interest. Company authorizes Microsoft to file the necessary documentation that Microsoft deems appropriate to perfect and maintain the security interest. Company shall execute and deliver all documents and take any actions reasonably requested by Microsoft to protect its interest in Microsoft Inventory and Related Materials.
               (iii) Acknowledgement from Company’s Creditors. Company shall provide Microsoft, upon request, an acknowledgment from any creditor of Company having a security interest in Company’s tangible or intangible assets, in a form acceptable to Microsoft, that the creditor has no security interest in, and will not assert a security interest in, any Microsoft Inventory and Related Materials.
     IM-4. Management of Inventory.
          (a) General. Where applicable, Company shall accurately track and manage all Microsoft Inventory and Related Materials in strict compliance with this Agreement. Company shall not modify any Microsoft Inventory and Related Materials except as expressly permitted by the applicable SOW.
          (b) Company’s Protection of Inventory and Materials.
               (i) Company shall protect all Microsoft Inventory and Related Materials against loss or injury while the Microsoft Inventory and Related Materials are under its control and/or in its possession. Company shall not store Microsoft Inventory and Related Materials in any manner or in proximity to anything that could cause deterioration of or damage to the Microsoft Inventory and Related Materials.
               (ii) If the Microsoft Inventory and Related Materials pose a material hazard to property or persons (a “Hazard”), Company shall promptly notify Microsoft as soon as possible. Unless expressly prohibited by law, the notice will be given to Microsoft prior to notice to any governmental agency. Company shall promptly

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

provide Microsoft with all relevant data and review and discuss the information, tests, and conclusions relating to the alleged Hazard and the basis for any contemplated recall or other remedial action, including moving the Inventory to another location within the Facility or to another Facility. If the Hazard is Company’s fault or is caused by circumstances within Company’s reasonable control, Company shall pay all costs of any remedial action including any of Microsoft’s resulting out-of-pocket costs. Company shall, upon request and at its expense, provide Microsoft and/or Microsoft’s designees all reasonable assistance in determining how best to deal with the Hazard, and preparing for and making any presentation before any governmental agency which may have jurisdiction over any aspect of any Hazard. All information regarding a Hazard in any Microsoft Inventory is Microsoft Confidential Information (as defined in the NDA).
               (iii) Except as permitted in this Section, Company shall not move Microsoft Inventory and Related Materials from the applicable Microsoft-approved Facility to another facility without Microsoft’s prior written approval.
          (c) Company’s Storage and Disposition of Damaged or Returned Product. Company shall separate all damaged or otherwise non-saleable Inventory while awaiting Microsoft’s instructions about disposition. Company shall dispose of damaged or otherwise non-saleable Inventory (e.g., make it saleable, tender it for recycling, etc.) in strict compliance with Microsoft’s instructions and in accordance with the applicable SOW. Unless instructed by Microsoft, Company shall not salvage any damaged Inventory and shall take all steps required of it to prevent others from salvaging the Inventory.
          (d) Detention and Demurrage. Company shall be responsible for all detention and demurrage charges incurred in connection with storing or handling Inventory. Company shall keep records concerning detention of vehicles to assist Microsoft and Company in processing any objection to a carrier’s imposition of detention charges.
          (e) Disposition of Inventory and Work in Progress. In the event of the termination or expiration of this Agreement, and except as otherwise provided in this Agreement or a SOW, the following shall apply to the disposition of Inventory:
               (i) Disposition of Inventory and Work in Progress — Binding Forecast or Order: For any finished Inventory and work-in-progress held or controlled by Company and manufactured, built, assembled, replicated or procured (or that is being manufactured, built, assembled, replicated or procured) based on a binding forecast or purchase order, Company shall, at Microsoft’s written request and at Microsoft’s sole option:
                    (A) deliver the finished Inventory and any work in progress to a location designated by Microsoft at Microsoft’s expense;
                    (B) complete the work-in-progress and deliver it along with any previously finished Inventory to a location designated by Microsoft at Microsoft’s expense; or
                    (C) dispose of the finished Inventory and work in progress in the manner designated by Microsoft in the applicable SOW or in writing. Microsoft shall pay Company the Fees and costs related to finished Inventory and work in progress disposed pursuant to this Subsection.
               (ii) Disposition of Inventory and Work in Progress — Non-Binding Forecast: For any finished Inventory or work-in-progress held or controlled by Company and manufactured, built, assembled, replicated or procured (or that is being manufactured, built, assembled, replicated or procured) based on a non-binding forecast, Microsoft may, at its sole option:
                    (A) request the delivery of that Inventory and work-in-progress to a location designated by Microsoft at Microsoft’s expense and subject to Microsoft’s obligation to pay for the Inventory and work in progress in accordance with this Agreement;
                    (B) request that the Company complete the work-in-progress and deliver the thus-completed Inventory, along with any previously finished Inventory, to a location designated by Microsoft at Microsoft’s expense and subject to Microsoft’s obligation to pay the Fees related to that work; or
                    (C) dispose of the Inventory and work-in-progress in the manner designated by Microsoft in the applicable SOW or in writing, at the Company’s costs and expense.

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

     IM-5. [*] IM-6. [*]
     IM-7. Manufacturing Standards and Quality Control. If Company is manufacturing any Inventory, the following additional terms shall apply:
          (a) Manufacturing Standards. Company shall manufacture any Inventory in strict compliance with any specifications provided in an applicable SOW. In addition, Company agrees that any Inventory shall be provided free from any defects in design, manufacture, materials or workmanship and suitable for their intended purposes, and shall comply with applicable health, safety, environmental and other applicable laws and regulations. Except in accordance with the terms of this Agreement, the applicable SOW or as otherwise authorized in writing by Microsoft, Company shall not alter the Inventory or any component thereof without the specific prior written consent of Microsoft, and shall have no authority to make copies of Microsoft software or documentation. Company shall not include any other product or informational piece, including without limitation literature, documentation and advertising, with any Inventory without the prior written consent of Microsoft.
          (b) [*]
END OF INVENTORY MANAGEMENT TERMS AND CONDITIONS

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

EXHIBIT A

TO:	THE MICROSOFT OPERATIONS DIGITAL DISTRIBUTION AGREEMENT
BETWEEN:	MICROSOFT CORPORATIONAND DIGITAL RIVER, INC.
DATED:	September 1, 2006
NAME	Microsoft Vendor Administrative Guidelines

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

EXHIBIT B

TO:	THE MICROSOFT OPERATIONS DIGITAL DISTRIBUTION AGREEMENT
BETWEEN:	MICROSOFT CORPORATIONAND DIGITAL RIVER, INC.
DATED:	September 1, 2006
NAME	Non-Disclosure Agreement
MICROSOFT CORPORATION NON-DISCLOSURE AGREEMENT
(STANDARD RECIPROCAL)
This Non-Disclosure Agreement (the “Agreement”) is made and entered into as of the later of the two signature dates below by and between MICROSOFT CORPORATION, a Washington corporation (“Microsoft”), and Digital River, Inc., a Delaware corporation (“Company”).
IN CONSIDERATION OF THE MUTUAL PROMISES AND COVENANTS CONTAINED IN THIS AGREEMENT AND THE MUTUAL DISCLOSURE OF CONFIDENTIAL INFORMATION, THE PARTIES HERETO AGREE AS FOLLOWS:
1. Definition of Confidential Information and Exclusions.
     (a) “Confidential Information” means nonpublic information that a party to this Agreement (“Disclosing Party”) designates as being confidential to the party that receives such information (“Receiving Party”) or which, under the circumstances surrounding disclosure ought to be treated as confidential by the Receiving Party. “Confidential Information” includes, without limitation, information in tangible or intangible form relating to and/or including released or unreleased Disclosing Party software or hardware products, the marketing or promotion of any Disclosing Party product, Disclosing Party’s business policies or practices, and information received from others that Disclosing Party is obligated to treat as confidential. Except as otherwise indicated in this Agreement, the term Disclosing Party” also includes all Affiliates of the Disclosing Party and, except as otherwise indicated, the term “Receiving Party” also includes all Affiliates of the Receiving Party. And “Affiliate” means any person, partnership, joint venture, corporation or other form of enterprise, domestic or foreign, including but not limited to subsidiaries, that directly or indirectly, control, are controlled by, or are under common control with a party.
     (b) Confidential Information shall not include any information, however designated, that: (1) is or subsequently becomes publicly available without Receiving Party’s breach of any obligation owed Disclosing Party; (ii) became known to Receiving Party prior to Disclosing Party’s disclosure of such information to Receiving Party pursuant to the terms of this Agreement; (iii) became known to Receiving Party from a source other than Disclosing Party other than by the breach of an obligation of confidentiality owed to Disclosing Party; (iv) is independently developed by Receiving Party; or (v) constitutes Feedback (as defined in Section 5 of this Agreement).
2. Obligations Regarding Confidential Information
(a)	Receiving Party shall:
(i)	Refrain from disclosing any Confidential Information of the Disclosing Party to third parties for five (5) years following the date that Disclosing Party first discloses such Confidential Information to Receiving Party, except as expressly provided in Sections 2(b) and 2(c) of this Agreement,

(ii)	Take reasonable security precautions, at least as great as the precautions it takes to protect its own confidential information, but no less than reasonable care, to keep confidential the Confidential Information of the Disclosing Party;

(iii)	Refrain from disclosing, reproducing, summarizing and/or distributing Confidential Information of the Disclosing Party except in pursuance of Receiving Party’s business relationship with Disclosing Party, and only as otherwise provided hereunder; and

(iv)	Refrain from reverse engineering, decompiling or disassembling any software code and/or pre- release hardware devices disclosed by Disclosing Party to Receiving Party under the terms of this Agreement, except as expressly permitted by applicable law.

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

     (b) Receiving Party may disclose Confidential Information of Disclosing Party in accordance with a judicial or other governmental order, provided that Receiving Party either (i) gives the undersigned Disclosing Party reasonable notice prior to such disclosure to allow Disclosing Party a reasonable opportunity to seek a protective order or equivalent, or (ii) obtains written assurance from the applicable judicial or governmental entity that it will afford the Confidential Information the highest level of protection afforded under applicable law or regulation. Notwithstanding the foregoing, the Receiving Party shall not disclose any computer source code that contains Confidential Information of the Disclosing Party in accordance with a judicial or other governmental order unless it complies with the requirement set forth in sub-section (1) of this Section 2(b).
     (c) The undersigned Receiving Party may disclose Confidential Information only to Receiving Party’s employees and consultants on a need-to-know basis. The undersigned Receiving Party will have executed or shall execute appropriate written agreements with third parties sufficient to enable Receiving Party to enforce all the provisions of this Agreement
     (d) Receiving Party shall notify the undersigned Disclosing Party immediately upon discovery of any unauthorized use or disclosure of Confidential Information or any other breach of this Agreement by Receiving Party and its employees and consultants, and will cooperate with Disclosing Party in every reasonable way to help Disclosing Party regain possession of the Confidential Information and prevent its further unauthorized use or disclosure.
     (e) Receiving Party shall, at Disclosing Party’s request, return all originals, copies, reproductions and summaries of Confidential Information and all other tangible materials and devices provided to the Receiving Party as Confidential Information, or at Disclosing Party’s option, certify destruction of the same.
3. Remedies
     The parties acknowledge that monetary damages may not be a sufficient remedy for unauthorized disclosure of Confidential Information and that Disclosing Party shall be entitled, without waiving any other tights or remedies, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.
4. Miscellaneous
     (a) All Confidential Information is and shall remain the property of Disclosing Party. By disclosing Confidential Information to Receiving Party, Disclosing Party does not grant any express or implied right to Receiving Party to or under any patents, copyrights, trademarks, or trade secret information except as otherwise provided herein. Disclosing Party reserves without prejudice the ability to protect its rights under any such patents, copyrights, trademarks, or trade secrets except as otherwise provided herein.
     (b) In the event that the Disclosing Party provides any computer software and/or hardware to the Receiving Party as Confidential Information under the terms of this Agreement, such computer software and/or hardware may only be used by the Receiving Party for evaluation and providing Feedback (as defined in Section 5 of this Agreement) to the Disclosing Party. Unless otherwise agreed by the Disclosing Party and the Receiving Party, all such computer software and/or hardware is provided “AS IS” without warranty of any kind, and Receiving Party agrees that neither Disclosing Party nor its suppliers shall be liable for any damages whatsoever arising from or relating to Receiving Party’s use or inability to use such software and/or hardware.
     (c) The parties agree to comply with all applicable international and national laws that apply to (i) any Confidential Information, or (ii) any product (or any part thereof), process or service that is the direct product of the Confidential Information, including the U.S. Export Administration Regulations, as well as end-user, end-use and destination restrictions issued by U.S. and other governments. For additional information on exporting Microsoft products, see http://www.microsoft.com/exporting/.
     (d) The terms of confidentiality under this Agreement shall not be construed to limit either the Disclosing Party or the Receiving Party’s right to independently develop or acquire products without use of the other party’s Confidential Information. Further, the Receiving Party shall be free to use for any purpose the residuals resulting from access to or work with the Confidential Information of the Disclosing Party, provided that the Receiving Party shall not disclose the Confidential Information except as expressly permitted pursuant to the terms of this Agreement. The term “residuals” means information in intangible form, which is retained in memory by persons who have had access to the Confidential Information, including ideas, concepts, know-how or techniques contained therein. The Receiving Party shall not have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

resulting from the use of residuals. However, this sub-paragraph shall not be deemed to grant to the Receiving Party a license under the Disclosing Party’s copyrights or patents.
     (e) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed by both parties. None of the provisions of this Agreement shall be deemed to have been waived by any act or acquiescence on the part of Disclosing Party, the Receiving Party, their agents, or employees, but only by an instrument in writing signed by an authorized employee of Disclosing Party and the Receiving Party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision(s) or of the same provision on another occasion.
     (f) If either Disclosing Party or the Receiving Party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs. This Agreement shall be construed and controlled by the laws of the State of Washington, and the parties further consent to exclusive jurisdiction and venue in the federal courts sitting in King County, Washington, unless no federal subject matter jurisdiction exists, in which case the parties consent to the exclusive jurisdiction and venue in the Superior Court of King County, Washington. Company waives all defenses of lack of personal jurisdiction and forum non conveniens. Process may be served on either party in the manner authorized by applicable law or court rule.
     (g) This Agreement shall be binding upon and inure to the benefit of each party’s respective successors and lawful assigns; provided, however, that neither party may assign this Agreement (whether by operation of law, sale of securities or assets, merger or otherwise), in whole or in part, without the prior written approval of the other party. Any attempted assignment in violation of this Section shall be void.
     (h) If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.
     (i) Either party may terminate this Agreement with or without cause upon ninety (90) days prior written notice to the other party. All sections of this Agreement relating to the rights and obligations of the parties concerning Confidential Information disclosed during the term of the Agreement shall survive any such termination.
5. Suggestions and Feedback
     The Receiving Party may from time to time provide suggestions, comments or other feedback (“Feedback”) to the Disclosing Party with respect to Confidential Information provided originally by the Disclosing Party. Both parties agree that all Feedback is and shall be given entirely voluntarily. Feedback, even if designated as confidential by the party offering the Feedback, shall not, absent a separate written agreement, create any confidentiality obligation for the receiver of the Feedback. Furthermore, except as otherwise provided herein or in a separate subsequent written agreement between the parties, the receiver of the Feedback shall be free to use, disclose, reproduce, license or otherwise distribute, and exploit the Feedback provided to it as it sees fit, entirely without obligation or restriction of any kind on account of intellectual property rights or otherwise.
     IN WITENSS WHEREOF, the parties hereto have executed this Agreement.

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

EXHIBIT C

TO:	THE MICROSOFT OPERATIONS DIGITAL DISTRIBUTION AGREEMENT
BETWEEN:	MICROSOFT CORPORATIONAND DIGITAL RIVER, INC.
DATED:	September 1, 2006
NAME	Microsoft Supply Chain Security Policies and Requirements (Version 4)
[*]

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

EXHIBIT D

TO:	THE MICROSOFT OPERATIONS DIGITAL DISTRIBUTION AGREEMENT
BETWEEN:	MICROSOFT CORPORATIONAND DIGITAL RIVER, INC.
DATED:	September 1, 2006
TEMPLATE — AFFILIATE AGREEMENT
For good and valuable consideration, [NAME OF AFFILIATE], a [TYPE OF AFFILIATE] organized under the laws of [NAME OF COUNTRY] (“Affiliate”) covenants and agrees with Microsoft Corporation (“Microsoft”), that Affiliate will comply with all obligations of Digital River, Inc., a company organized under the laws of Delaware (“Company”) pursuant to that certain Microsoft Operations Digital Distribution Agreement between Microsoft and Company dated September 1, 2006 (the “Agreement”). Microsoft grants Affiliate all necessary rights, licenses and other contractual powers granted to Company under the Agreement in order to perform the necessary and delegated Services under the Agreement and specified below. Affiliated shall only perform the following Services:
     1.
     2.
     3.
Affiliate acknowledges that its agreement herein is a condition for Affiliate to exercise any of the rights sub-licensed by Microsoft to Affiliate pursuant to the terms of the Agreement.
Capitalized terms used herein and not otherwise defined shall have the same meaning as in the Agreement.
IN WITNESS WHEREOF, Affiliate and Company have executed this agreement as of the date set forth below. All signed copies of this Agreement shall be deemed originals.

MICROSOFT CORPORATION		[AFFILIATE]

Signature:		Signature:

	Print Name:		Print Name:

	Title:		Title:

	Date:		Date:

DIGITAL RIVER, INC.

Signature:

Print Name:

Title:

Date:

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

EXHIBIT E

TO:	THE MICROSOFT OPERATIONS DIGITAL DISTRIBUTION AGREEMENT
BETWEEN:	MICROSOFT CORPORATIONAND DIGITAL RIVER, INC.
DATED:	September 1, 2006
NAME	Microsoft Release Services Manager Site License Agreement
[Attached]

*	Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.